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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): October 24, 2000


                              LANNETT COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                        0-9036               23-0787-699
--------------------------------        -----------          ------------------
State or other Jurisdiction             Commission           I.R.S. Employer
of Incorporation or Organization        File Number          Identification No.


                     9000 State Road, Philadelphia, PA 19136
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               Address of Principal Executive Offices and Zip Code


     Registrant's telephone number, including area code: (215) 333-9000



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ITEM 5.  OTHER ITEMS

         The following is a press release describing a legal settlement:

                  LANNETT SETTLES LITIGATION ON FAVORABLE TERMS

     * Chemical manufacturer agrees to pay Lannett $1.5 Million in breach of contract dispute

         PHILADELPHIA, PA -- Lannett Company, Inc., (OTC "LANN") a generic pharmaceutical manufacturer located in Philadelphia, PA, has received a significant favorable cash settlement in connection with a lawsuit it filed against a chemical manufacturer. The terms of the settlement provided for a cash payment to Lannett of approximately $1.5 Million which was received in the fiscal quarter ended September 30, 2000.

         The lawsuit was initiated after a chemical supplier of Lannett failed to supply Lannett with raw material for its manufacturing process, despite the existence of a signed five-year supply contract between the companies. Lannett alleged that the breach of contract delayed the introduction of one of its products into the marketplace.

         "This cash settlement will help us maintain healthy liquidity levels as we continue our aggressive new product development activities," says Bill Farber, President and Chief Executive Officer of Lannett.

         Lannett is currently working on approximately 15 new prescription product offerings. The company's current products serve a diverse range of medical treatments, including Attention-Deficit-Hyperactivity-Disorder, Pain Management, Irritable Bowel Syndrome, Allergies, Weight Management, Epilepsy, and AIDS. Lannett has approximately 80 employees and manufactures both prescription and over-the-counter generic drugs. Company revenues for the fiscal year ended June 30, 2000 were approximately $11.5 Million.

         For more information and interviews, please contact Lawrence Dalesandro, Chief Operating Officer, at 215/333-9000.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             LANNETT COMPANY, INC

                                             By:  /s/ Larry Dalesandro
                                                  Chief Operating Officer

Date:  October 24, 2000